                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                    The Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 1, 1998
                                                         ---------------

                       Home Security International, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                          333-26399           98-0169495
------------------------------  -----------   ------------------
(State or other jurisdiction    (Commission   (I.R.S. Employer
of incorporation)               File number)  Identification No.)


           Level 7, 77 Pacific Highway
           North Sydney, NSW Australia                              2060
           ----------------------------------------           ----------
           (Address of principal executive offices)           (Zip Code)



  Registrant's telephone number, including area code:  (011) (612) 9936-2424
                                                       ---------------------



                    __________________________________________________________
                    Former name or former address, if changed since last report

Item 5.  Acquisition of Assets

     As of September 30, 1998, Home Security International, Inc. (the "Company") executed an amendment to the Stock Purchase Agreement, dated as of July 17, 1998, ("Purchase Agreement") through which the Company will acquire 100% of the issued and outstanding stock of Integrated International Home Security Limited ("IIHSL"), a British Virgin Islands company that owns 75.04 % of the issued and outstanding common stock of Ness Security Products Pty Ltd., a company organized under the laws of Australia ("Ness"), a leading designer and manufacturer of security alarm products in Australia and the Company's sole supplier of its SecurityGuard alarm (the "Transaction"). A Report on Form 8-K with Exhibits was filed on October 7, 1998 describing the Transaction and is hereby incorporated by reference as though fully set forth herein. The Company continues to pursue avenues by which to acquire the remaining 24.96% of Ness.

     The Purchase Agreement, the five year convertible warrant, and the secured promissory note, were filed as exhibits to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and are hereby incorporated by reference. In addition, the combined financial statements of IIHSL are attached hereto as
Item 7(a) and the pro forma financial information of the Registrant and IIHSL is attached hereto as Item 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  IIHSL Financial Information

INDEPENDENT AUDITORS' REPORT




To the Shareholders of

                Integrated International Home Security Limited

We have audited the consolidated balance sheet of Integrated International Home Security Limited (the "Company") as of June 30, 1998 and the related consolidated statements of income, cashflows and changes in shareholders' equity for the year then ended (all expressed in United States dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1998 and the results of its operations, its cashflows and its changes in shareholders' equity for the year then ended in accordance with generally accepted accounting principles in the United States of America.

The consolidated balance sheet of the Company as of September 30, 1998 and the consolidated statements of income, cashflows and changes in shareholders' equity for the three month period ended September 30, 1998 were not audited by us and, accordingly, we do not express an opinion on them.



/s/ Deloitte & Touche

November 27, 1998
British Virgin Islands

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   Three months
                                                      Year Ended       ended
                                                       June 30,    September, 30
                                                      ----------   -------------
                                                        1998           1998
                                               Note      $US            $US
                                               ----  ------------  -------------
                                                                    (Unaudited)
Net Sales..................................      2    24,223,877     5,720,174
Cost of goods sold.........................          (13,455,073)   (3,561,727)
                                                     -----------    ----------
Gross profit...............................           10,768,804     2,158,447
General and administrative expenses........           (5,705,936)   (1,075,202)
Research and development expenses..........             (851,159)     (175,822)
                                                     -----------    ----------
Income from operations.....................            4,211,709       907,423
Interest income - other....................               13,899         1,829
Interest expenses - other..................             (126,997)      (15,439)
                                                     -----------    ----------
Income before taxes and minority interest..            4,098,611       893,813
Income tax expense.........................     12    (1,451,887)     (403,365)
                                                     -----------    ----------
Income before minority interest............            2,646,724       490,448
Minority interest..........................             (781,785)     (122,416)
                                                     -----------    ----------
Net Income.................................            1,864,939       368,032
                                                     ===========    ==========



             The accompanying notes are an integral part of these
                       consolidated financial statements

                 INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
                           CONSOLIDATED BALANCE SHEET

                                                        June 30,   September 30,
                                                       ----------  -------------
                                                          1998         1998
                                                 Note     $US          $US
                                                 ----  ----------  -------------
ASSETS
------
                                                                    (Unaudited)
Current assets
  Cash and cash equivalents...................            458,355        28,263
  Accounts receivable, net....................    3     3,772,704     3,641,870
  Inventories.................................    4     4,771,845     5,515,991
  Prepaid expenses and other
    current assets............................    5        45,191       466,237
                                                       ----------  -------------
        Total current assets                            9,048,095     9,652,361

Non - current assets
  Plant and equipment, net....................    6     1,536,605     1,588,336
  Intangibles, net............................    7       234,022       216,791
  Deferred income taxes.......................   12       375,470       343,263
                                                       ----------  -------------
        Total non - current assets                      2,146,097     2,148,390
                                                       ----------  -------------
        Total assets                                   11,194,192    11,800,751
                                                       ==========  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities
  Bank overdraft..............................                 -         25,092
  Payables - trade............................          3,027,063     3,409,859
  Accrued liabilities.........................            621,432       689,234
  Lease liability.............................    10      219,367       158,791
  Income tax payable..........................    12    1,142,889     1,322,662
  Current portion of long term borrowings.....     8      619,200       442,800
                                                       ----------  -------------
        Total current liabilities.............          5,629,951     6,048,438

Non - current liabilities
  Lease liability.............................    10      476,719       454,546
  Accrued liabilities.........................             53,212            -

   Total non - current liabilities                        529,931       454,546
                                                       ----------  -------------

   Total liabilities                                    6,159,882     6,502,984

Minority interest in subsidiary company.......          1,546,615     1,669,033

Shareholders' equity
  Common stock $1.00 value; 52,557 shares
    authorized issued and outstanding.........             52,557        52,557
  Additional paid in capital..................            470,610       470,610
  Accumulated other comprehensive loss........           (622,745)     (849,738)
  Retained earnings...........................          3,587,273      3,955,30
                                                       ----------  -------------
        Total shareholders' equity............          3,487,695     3,628,734
                                                       ----------  -------------
        Total liabilities and shareholders'
          equity..............................         11,194,192    11,800,751




      The accompanying notes are an integral part of these consolidated financial statements

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
                ----------------------------------------------
                     CONSOLIDATED STATEMENTS OF CASHFLOWS
                     ------------------------------------

                                                                                        Three Months
                                                                         Year Ended            Ended
                                                                            June 30,    September 30,
                                                                               1998             1998
                                                                                $US             $US
                                                                         ----------     ------------
Cashflow from operating activities
     Net income........................................................   1,864,939          368,032
     Adjustments to reconcile net income to net cash
       from operating activities:
     Minority interest.................................................     755,985          122,418
     Depreciation......................................................     186,778           86,192
     Amortization of goodwill..........................................     299,920            6,297
     Amortization of leased assets.....................................     229,515           50,761
     Profit on sale of property, plant and equipment...................      53,380              --
     Finance lease costs...............................................      88,882           17,238
     Deferred taxes and income tax payable.............................     315,778          247,675
     Provision for losses on accounts receivable.......................      82,227            3,542
     Provision for obsolescence........................................     193,926           26,568
     (Increase) decrease in operating assets:
     Accounts receivable - trade.......................................  (1,285,683)         (48,183)
     Inventories.......................................................  (1,358,512)        (992,661)
     Prepaid expenses and other assets.................................      19,090         (309,580)
     Increase (decrease) in operating liabilities:
     Accounts payable..................................................     564,113          111,711
     Accrued liabilities...............................................     243,874          334,721
                                                                         ----------       ----------
Net cash provided by operating activities..............................   2,254,212           24,731
                                                                         ----------       ----------
Cashflow from  investing activities
     Proceeds from sale of plant and equipment.........................      11,573              --
     Acquisition of business assets....................................         --               --
     Consideration for acquisition of subsidiary,
       net of cash acquired............................................    (411,936)             --
     Additions to plant and equipment..................................    (465,427)        (252,925)
                                                                         ----------       ----------
Net cash provided by/(used in) investing activities....................    (865,790)        (252,923)
Cashflow from financing activities
     Capital subscribed................................................     522,167              --
     Finance lease payments............................................    (294,389)         (67,467)
     Increase (decrease) in bank overdraft.............................         --            25,092
     Receipts from related parties.....................................    (493,564)             --
     Net proceeds from (repayments of) borrowings......................    (681,000)        (147,600)
                                                                         ----------       ----------
Net cash (provided by) financing activities                                (946,786)        (189,975)

Net increase/(decrease) in cash held                                       (441,636)        (418,167)

Cash at the beginning of the financial period                                66,824          458,355
Effect of exchange rate change on cash                                      (50,105)         (11,925)
                                                                         ----------       ----------
Cash at the end of the financial period                                     458,355           28,263

Supplemental disclosure of cashflow information:
Interest paid                                                               126,997           13,592
Income taxes paid                                                         1,104,592          157,708

       The accompanying notes are an integral part of these consolidated financial statements

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                        Accumulated
                                        Capital Stock Issued  Additional                  Retained         Other          Total
                                        --------------------   Paid-in   Comprehensive    Earnings      Comprehensive  Shareholders'
                                        Shares        Amount   Capital      Income      Unappropriated      Loss          Equity
                                        ------        ------  ---------- -------------  --------------  -------------  -------------
BALANCE, JUNE 30, 1997                   1,000         1,000         -                    1,722,334       (48,303)       1,675,031
Comprehensive income
Net Income 1998                                                           [1,864,939]     1,864,939                      1,864,939
Other Comprehensive income, net of tax
  Foreign currency translation
     Adjustment                                                             (574,442)
                                                                          ----------
Other Comprehensive income                                                  (574,442)                    (574,442)        (574,442)
Comprehensive income                                                      [1,290,497]
                                                                          ==========
Additional paid-in capital              51,557        51,557   470,610                                                     522,167
                                        ------        ------   -------                    ---------      --------        ---------
BALANCE, JUNE 30, 1998                  52,557        52,557   470,610                    3,587,273      (622,745)       3,487,695

Comprehensive income
Net Income July 1 - September 30, 1998                                      [368,032]       368,032                        368,032
Other Comprehensive income, net of tax
  Foreign currency translation
     Adjustment                                                             (226,993)
                                                                          ----------
Other Comprehensive income                                                  (226,993)                    (226,993)        (226,993)
Comprehensive income                                                        [141,039]
                                                                          ==========
Additional paid-in capital                                                                                                       -
                                        ------        ------   -------                    ---------      --------        ---------
BALANCE, SEPTEMBER 30, 1998             52,557        52,557   470,610                    3,955,305      (849,738)       3,628,734

  The accompanying notes are an integral part of these consolidated financial statements

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 : NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES




a) Nature of Business -



     Integrated International Home Security Limited (the "Company") was incorporated in the British Virgin Islands on September 19, 1995 under the International Business Companies Act and acts as an investment holding company. On October 3, 1995 the Company acquired 51.84% of Ness Security Products Pty Limited ("Ness"), incorporated in Sydney, Australia on June 22, 1995. Subsequently the Company acquired a further 23.2% to bring its total holdings in Ness to 75.04% as at June 30, 1998. On October 3, 1995 Ness acquired the business of manufacture, assembly and sale of security alarms from Westinghouse Break & Signal Company (Australia) Limited ("Westinghouse") a member of the BTR Nylex Group for the fair value of net business assets, being $3,686,726. On July 29, 1997 Ness acquired 100% of Ness Security Products (Asia) Limited ("Ness Asia"), formerly National Fire & Safety (S.E. Asia) Limited, incorporated in Hong Kong on May 12, 1992. On September 3, 1997 Ness acquired a 50% holding in Ness Security USA, Inc ("Ness USA"), incorporated in Florida on November 12, 1996. Ness acquired the remaining 50% of shares in Ness USA on March 3, 1998.

     The Company acts as an investment holding company. Ness is the principal trading entity. The main business activities of Ness are the design, manufacture and sale of high quality security products. Ness is the exclusive supplier of Home Security International, Inc.'s ("HSI") security alarm system, "SecurityGuard". Currently more than 75 percent of all Ness sales are made to subsidiary's of HSI.

b) Principles of Consolidation and Basis of Preparation -

     The accompanying consolidated financial statements comprise the accounts of the Company and its controlled entities, Ness, Ness USA and Ness Asia and have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). All intercompany accounts and transactions have been eliminated on consolidation.

     The minority interest represents the 24.96% separate public ownership of Ness Security Products Pty Limited.

     The acquisition of both Ness Asia and Ness USA as at September 30, 1998 were accounted for as 100% acquisitions.

     The financial statements should be read in conjunction with the Form-8K for Home Security International, Inc filed on October 7, 1998.

c) Cash and Cash Equivalents -

     Cash and cash equivalents consist of cash and short-term investments with maturities of three months or less from the date of purchase. Cash and cash equivalents are stated at cost, which approximates market value.

d) Foreign Currencies -

     The consolidated financial statements are translated into US dollars to reflect the Company's reporting currency. The assets and liabilities are translated at the balance sheet date exchange rate. The profit and loss items have been translated at the average exchange rates throughout each period. The resulting translation effects are accumulated as a separate component in shareholders' equity.

     The functional currency of each entity is as follows:

          Integrated International Home Security Limited  -  US dollars
          Ness                                            -  Australian dollars
          Ness USA                                        -  US dollars
          Ness Asia                                       -  Hong Kong dollars.

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


e) Use of Estimates -

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

f) Income Taxes -

     The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109 ("Accounting for Income Taxes") which requires an asset and liability method of accounting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

g) Revenue Recognition -

     Revenue is recognized at the time of shipment of products and is shown net of returns and rebates. Ness warrants its products against defects in design, materials and workmanship for one year. A provision for estimated future costs relating to warranty expenses is recorded when products are shipped.

h) Allowance for Doubtful Accounts -

     Management reviews the collectability of accounts receivable on a regular basis. Amounts, if any, which are determined to be uncollectable, are provided for in the financial statements in the period such determination is made.

i) Inventories -

     Inventories consist of work in progress, finished goods and raw materials. Inventories are stated at the lower of cost (first-in, first-out method), or market. The elements of cost include direct labour and materials, variable overhead and the full absorption of fixed manufacturing overhead. Provision for potentially obsolete or slow moving inventory is made based on managements' analysis of inventory levels and future sales forecasts.

j) Capital Assets -

     Capital assets are recorded at cost. Maintenance and repairs are expenses in the period to which they relate. Depreciation on capital assets is calculated using the straight-line method over the following estimated useful lives of the assets:

                                   Years
                                   -----

          Furniture and fixtures..  10.0
          Office equipment........   6.5
          Plant and machinery.....   5.0
          Motor vehicles..........   6.5


k) Leased Assets -

     Leased assets classified as finance leases are capitalized as fixed assets. The amount initially brought to account is the present value of minimum lease payments. A finance lease is one, which effectively transfers from the lessor to the lessee substantially all the risks and benefits incidental to ownership of the leased property. Capitalized leased assets are amortized on a straight-line basis over the estimated useful life of the asset. Finance lease payments are allocated between interest expense and the reduction of lease liability over the term of the lease. The interest expense is determined by applying the interest rate implicit in the lease to the outstanding lease liability at the beginning of each lease payment period.

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

     Operating lease payments are charged as an expense in the period in which they are incurred.

l) Acquisition of assets -

     Assets acquired are recorded at the cost of acquisition, being the purchase consideration determined as at the date of acquisition, plus costs incidental to the acquisition.

m) Research and Development -

     Research and development costs consist of expenditures incurred during the course of planned search and investigation aimed at discovery of new knowledge which will be useful in developing new products or processes, or significantly enhancing existing products or production processes, and the implementation of such through design, testing of product alternatives or construction of prototypes. Ness expenses all research and development costs as they are incurred.

n) Pension and other Benefit Plans -

     Ness contributes to a pension plan on behalf of its employees. The pension plan is an accumulation fund and Ness has no liability to members under the plan. Ness has no other pension or other employment benefit plans.

o) Intangible Assets -

     Intangible assets represent the excess of cost over fair value of assets acquired and are amortized using the straight- line method over ten years. The carrying value of intangible assets is periodically reviewed by Ness based on the expected future undiscounted operating cash flows of the related business unit. Goodwill relating to Ness USA was fully amortized as at June 30, 1998, based on management's assessment of the expected future undiscounted operating cash flows of Ness USA. Based upon its most recent analysis and subsequent adjustments, management believes that no material impairment of intangible assets exists at September 30, 1998.

p) Derivative Financial Instruments -

     Ness periodically enters into forward currency exchange contracts and options to manage the risk of foreign currency fluctuations when purchasing raw materials offshore. The change in fair value of the contracts is recognized immediately and included in the determination of net income. Ness is not a trader in derivative securities, and has not used speculative derivative products for the purpose of generating earnings from changes in market conditions.

q) New Accounting Pronouncements -

     As of July 1, 1998 the company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. The Company has chosen to disclose Comprehensive Income, which encompasses net income and foreign currency translation adjustments, in the statement of changes in shareholders' equity.

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


NOTE 2: NET SALES

                                          Year Ended    Three months ended
                                           June 30,       September 30,
                                             1998              1998
                                          ----------    ------------------
                                                           (Unaudited)
                                             $US               $US
                                          ----------        ------------
Product sales............................ 24,473,427          5,616,674
Other....................................     18,111            103,500
                                          ----------        ------------
Gross sales.............................. 24,491,538          5,720,174
Less: returns and rebates................   (267,661)                 -
                                          ----------        ------------
Net sales................................ 24,223,877          5,720,174

NOTE 3: ACCOUNTS RECEIVABLE-TRADE

                                            June 30,       September 30,
                                                            (Unaudited)
                                            --------        -----------
                                              1998              1998
                                              $US               $US
                                            --------        -----------
Accounts Receivable......................  3,883,837          3,752,490
Less: allowances for doubtful debts......   (111,133)          (110,620)
                                           ---------        -----------
                                           3,772,704          3,641,870

NOTE 4: INVENTORIES

                                            June 30,       September 30,
                                                            (Unaudited)
                                           ---------       ------------
                                             1998               1998
                                              $US               $US
                                           ---------       ------------
Finished goods...........................  2,568,648          2,651,202
Work in progress.........................    367,872            548,140
Raw materials............................  2,280,590          2,771,524
                                          ----------       ------------
                                           5,217,110          5,970,866
Less: provision for obsolescence.........   (445,265)          (454,875)
                                           ---------       ------------
                                           4,771,845          5,515,991

NOTE 5: PREPAID EXPENSES AND OTHER CURRENT ASSETS

                                            June 30,       September 30,
                                                             (Unaudited)
                                           ---------       ------------
                                             1998              1998
                                             $US               $US
                                           ---------       ------------
Prepayments..............................      9,077            302,240
Director's loan..........................      4,672             95,375
Sundry debtors...........................     31,442             68,622
                                           ---------       ------------
                                              45,191            466,237

The Director's loan is unsecured, repayable on demand and bears interest at commercial rates.

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


NOTE 6: CAPITAL ASSETS

                                                        June 30,   September 30,
                                                                    (Unaudited)
                                                       ----------  -------------
                                                          1998          1998
                                                          $US           $US
                                                       ----------  -------------
Furniture and fixtures................................    126,873      124,410
Office equipment......................................    196,095      204,114
Plant.................................................  1,594,828    1,761,004
Motor vehicles........................................    326,004      310,841
Less: Accumulated depreciation........................   (707,195)    (812,033)
                                                       ----------    ---------
                                                        1,536,605    1,588,336




NOTE 7: INTANGIBLES

                                                        June 30,   September 30,
                                                                    (Unaudited)
                                                       ----------  -------------
                                                          1998          1998
                                                          $US           $US
                                                       ----------  -------------
Initial goodwill on Investment........................    506,724      450,280
Amortization of goodwill..............................   (272,702)    (233,489)
                                                       ----------    ---------
                                                          234,022      216,791


     Goodwill represents the excess of the purchase price paid by the immediate parent entity, Ness Security Products Pty Limited, over the fair value of assets acquired when Ness purchased its 100% shareholding in Ness Asia on July 29, 1997, its 50% shareholding in Ness USA on September 3, 1997 and the remaining 50% shareholding in Ness USA on March 3, 1998. Goodwill relating to Ness Asia is being amortized on the straight-line basis over a period of 10 years. Goodwill relating to Ness USA was fully amortized as at June 30, 1998, based on management's assessment of the expected future undiscounted operating cash flows of Ness USA.

NOTE 8: LONG TERM BORROWINGS

     On June 6, 1996 Ness entered into a $1,771,200 loan agreement with Westpac Banking Corporation with a duration of 3 years maturing on March 31, 1999. Interest is payable quarterly in advance at a rate of 10.2%. The loan is secured by a registered mortgage debenture over all assets and uncalled capital of Ness Security Products Pty Limited.


                                                        June 30,   September 30,
                                                                    (Unaudited)
                                                       ----------  -------------
                                                          1998          1998
                                                          $US           $US
                                                       ----------  -------------
Total long term borrowings...........................     619,200      442,800
Less: current portion of long term borrowing.........     619,200      442,800
                                                       ----------    ---------
     Long term borrowings                                       -            -

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


NOTE 9: FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information for certain financial instruments, for which it is practicable to estimate that value. The carrying amounts reflected in the combined balance sheets for cash equivalents, accounts receivable and payable approximate their respective fair values due to short maturities of those instruments.


NOTE 10: LEASE COMMITMENTS

     Ness leases several production facilities and motor vehicles under long-term leases and has the option to purchase the facilities for a normal cost at the termination of the lease. Included in plant and equipment are the following assets held under capital leases:


                                                        June 30,  September 30,
                                                                   (Unaudited)
                                                       ---------  -------------
                                                          1998        1998
                                                           $US         $US
                                                       ---------  -------------
Motor vehicles...................................        286,991        273,643
Office equipment.................................         32,829         29,520
Plant and machinery..............................        721,748        688,179
                                                       ---------       --------
                                                       1,041,568        991,342
Less: accumulated amortization...................       (401,803)      (433,625)
                                                       ---------       --------
                                                         639,765        557,717

     The following is a schedule by year of future gross minimum rental payments for all finance leases reconciled to the present value of net minimum finance lease payments as of September 30, 1998.


                                                        June 30,  September 30,
                                                                   (Unaudited)
                                                       ---------  -------------
                                                         1998         1998
                                                         $US          $US
                                                       ---------  -------------
Payable not later than one year.....................     283,201        269,873
Payable later than one year but not later than two
  years.............................................     339,860        310,194
Payable later than two years but not later than
  three years.......................................     137,909         85,413
Payable later than three years but not later than
  four years........................................      31,572         30,092
Payable later than four years but not later than
  five years........................................      18,417         10,035
                                                       ---------       --------
Minimum finance lease payments......................     810,959        705,607
Less: amount representing interest..................     114,873         92,270
                                                       ---------       --------
Present value of net minimum finance lease payments      696,086        613,337
Less: current portion...............................     219,367        158,791
                                                       ---------       --------
Long-term obligations under finance lease...........     476,719        454,546

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

    The operating lease commitments of the Ness consist of property rentals used as offices in Sydney, Melbourne, Brisbane and Perth.

                                                                June 30,  September 30,
                                                                           (Unaudited)
                                                                --------  -------------
                                                                  1998        1998
                                                                   $US         $US
                                                                --------  -------------
Payable not later than one year...............................  268,511      238,116
Payable later than one year but not later than two years......  192,049      178,335
Payable later than two years but not later than three years...  173,659      165,582
Payable later than three years but not later than four years..  166,229      154,955
Payable later than four years but not later than five years...  105,866       63,089
Payable later than five years.................................        -            -
                                                               --------     --------
                                                                906,314      800,077

NOTE 11: SEGMENT INFORMATION

     The Company's subsidiaries operate principally in one industry segment, which includes the design, manufacture and sale of high quality security products. Ness's area of current operations is principally in Australia, with subsidiaries in the USA and Hong Kong. Information about the Company's operations split by geographic location is shown below.

                                                         Year Ended  Three months ended
                                                           June 30,     September 30,
                                                             1998          1998
                                                         ----------  ------------------
                                                                        (Unaudited)
                                                             $US            $US
                                                         ----------  ------------------
Net Sales:
 Australia...................................            22,454,219       5,520,250
 Hong Kong...................................             1,113,169         199,924
 United States...............................               656,489               -
                                                         ----------       ---------
                                                         24,223,877       5,720,174

Income (Loss) from Operations:
 Australia...................................             3,999,244       1,004,704
 Hong Kong...................................                 4,298          (3,334)
 United States...............................               208,167         (93,947)
                                                         ----------       ---------
                                                          4,211,709         907,423

Depreciation:
 Australia...................................               180,677          61,139
 Hong Kong...................................                 1,979             545
 United States...............................                 4,122          24,508
                                                         ----------       ---------
                                                            186,778          86,192

Amortization:
 Australia...................................               491,514          57,058
 Hong Kong...................................                 6,856               -
 United States...............................                31,065               -
                                                         ----------       ---------
                                                            529,435          57,058
Capital expenditure:
 Australia...................................               458,368         258,830
 Hong Kong...................................                 1,998           1,808
 United States...............................                 5,061               -
                                                         ----------       ---------
                                                            465,427         260,638

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

                                                                        September 30,
                                                         June 30,        (Unaudited)
                                                        ----------      ------------
                                                           1998             1998
                                                           $US              $US
                                                        ----------      ------------
Identifiable Assets
   Australia.......................................     10,138,759        11,516,427
   Hong Kong.......................................        347,028           256,061
   United States...................................        250,050               --
                                                        ----------      ------------
                                                        10,735,837        11,772,488
   Corporate assets................................        458,355            28,263
                                                        ----------      ------------
                                                        11,194,192        11,800,751

     Identifiable assets are those assets that are identified with the operation in each geographic area. Corporate assets are principally cash and short-term deposits.

NOTE 12: INCOME TAX

     The actual income tax expense attributable to net income differed from the amounts computed by applying local federal tax rates to income before taxes as a result of the following:

                                                         Year Ended      Three months ended
                                                          June 30,          September 30,
                                                            1998                 1998
                                                                         ------------------
                                                         ----------          (Unaudited)
                                                            $US                  $US
                                                         ----------      ------------------
Expected income tax expense at statutory rates...         1,475,884                 399,963
Tax effect of permanent and other differences:
   Non - deductible expenses and other items.......          27,967                   3,266
   Non - assessable expenses and other items.......         (61,956)                 (2,131)
   Amortization of goodwill........................          96,788                   2,267
   Timing difference and tax losses not bought to
     account as deferred tax assets.................       (101,718)                    --
   Other...........................................          14,922                     --
   Restatement of purchased future tax benefits....             --                      --
                                                         ----------      ------------------
                                                          1,451,887                 403,365

The tax expense is split between:
   Current.........................................       1,142,889               1,322,662
   Deferred........................................         308,998                (919,297)
                                                         ----------      ------------------
                                                          1,451,887                 403,365

                INTEGRATED INTERNATIONAL HOME SECURITY LIMITED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

                                                                                                September 30,
                                                                              June 30,           (Unaudited)
                                                                            -----------         -------------
                                                                               1998                 1998
                                                                                $US                  $US
                                                                            -----------         -------------
Deferred tax assets are comprised of timing differences on:
   Provisions not currently deductible for tax purposes for:
       Doubtful debts....................................................        19,347                19,722
       Warranty..........................................................        33,746                32,176
       Stock obsolescence................................................        86,226                91,780
       Investment diminution.............................................        83,944                36,538
       Employee entitlements.............................................       152,213               162,972
       Other.............................................................       (36,544)              (35,819)
   Sundry accruals.......................................................        46,310                43,455
   Prepayments...........................................................        (9,772)               (7,561)
                                                                            -----------         -------------
Net deferred tax assets..................................................       375,470               343,263

          (b)  Pro Forma Financial Information


                        PRO FORMA FINANCIAL STATEMENTS


Introduction

     The accompanying unaudited pro forma statements of operations for the fiscal year ended June 30, 1998 and the three months ended September 30, 1998 have been prepared after giving effect to the pro forma adjustments described in the notes thereto as if the 50% acquisition of FAI Finance Corporation Pty Limited ("FFC") and the 100% acquisition of Integrated International Home Security Limited ("IIHSL") took place on July 1, 1997. The unaudited pro forma balance sheet as of September 30, 1998 has been prepared as if the IIHSL acquisition took place on September 30, 1998. Pro forma earnings per share amounts have been included in the pro forma statements of operations assuming the shares issued pursuant to the events included in the statements of operations were outstanding during the period described therein.

     The unaudited pro forma statements of operations do not purport to represent what the results of operations or financial condition of the Company would actually have been for the corresponding period if the respective events or transactions described above had in fact been in effect throughout such periods or to project the results of operations or financial condition of the Company for any future date or period.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of IIHSL as found in this Form-8KA, and the historical financial statements of Home Security International, Inc ("HSI") and FFC, as found in the Annual Report on Form 10-K for the fiscal year ended June 30, 1998, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

  Pro Forma Statement of Operations for three months ended September 30, 1998

                                                       HSI              IIHSL
                                                  Consolidated     Consolidated                                     Pro Forma
                                                  September 30,   September 30,      Pro Forma                    September 30,
                                                      1998           1998 (1)       Adjustments        Note           1998
                                                  -------------   -------------     -----------        ----       -------------
                                                      (in thousands, except per share data)

Net sales                                            $10,226         $ 5,720         $(3,169)           (2)       $12,777
Cost of goods sold - other                            (5,862)         (3,562)          3,169            (2)        (6,255)
                   - inventory revaluation                 -               -             (66)           (3)           (66)
                                                     -------         -------                                      -------
Gross profit                                           4,364           2,158                                        6,456
General and administrative expenses                   (1,907)         (1,075)           (158)           (4)        (3,140)
Research and development                                   -            (176)                                        (176)
                                                     -------         -------                                      -------
Income from operations                                 2,457             907                                        3,140
Interest income (expense), net                            18             (14)           (150)           (5)          (146)
                                                     -------         -------                                      -------
Income before income taxes, equity in income
 of affiliated companies and minority interest         2,475             893                                        2,994
Income tax expense                                      (917)           (403)             78            (6)        (1,242)
                                                     -------         -------                                      -------
Income before equity in income of affiliated
 companies and minority interest                       1,558             490                                        1,752
Equity in income of affiliated companies                  48               -                                           48
Minority interest                                          -            (122)                                        (122)
                                                     -------         -------                                      -------
Net income (loss)                                    $ 1,606         $   368                                      $ 1,678
                                                     =======         =======                                      =======
Diluted weighted average shares of Common Stock
 outstanding                                           5,162                             400            (7)         5,562
Diluted net income per share of Common Stock         $  0.31                                                      $  0.30

----------------------


(1) The consolidated information reported for IIHSL reflects 100% of the statement of operations data of Ness Security Products Pty Limited ("Ness"), adjusted by the "Minority Interest" line entry to reflect IIHSL's historical ownership of 75.04% of Ness.
(2) Represents elimination of all sales and purchases between Ness and HSI for the three months ended September 30, 1998.
(3) Represents elimination of profit recognized by Ness on the net change in inventory carried by HSI for the three months ended September 30, 1998.
(4) Represents the amortization charge for the period of $158,000 resulting from the amortization of intangible assets of $12,664,000 arising from the acquisition of IIHSL using an amortization period of 20 years.
(5) Represents the imputed interest expense on the promissory note balance outstanding during the period, a non-cash item.
(6) Represents the tax effect of the adjustments referred to in Notes 3 and 5 listed above. The amortization of intangible assets has no tax effect. Taxation expense has been calculated at the Australian effective tax rate of 36%.
(7) Represents issuance of 400,000 shares of Common Stock in connection with the IIHSL acquisition and the dilutive effect, if any, of all outstanding options and warrants.

     Pro Forma Statement of Operations for fiscal year ended June 30, 1998




                                                       HSI
                                                   Consolidated         IIHSL                               Pro Forma
                                                    June 30,      Consolidated (1)    Pro Forma              June 30,
                                                      1998        June 30, 1998      Adjustments    Note       1998
                                                   ------------   ----------------   -----------   ------   ---------
                                                                (in thousands, except per share data)
Net sales                                            $ 44,119         $ 24,224        $(18,802)      (2)    $  49,541
Cost of goods sold - other                            (26,295)         (13,455)         18,802       (2)      (20,948)
                   - inventory revaluation                  -                -            (348)      (3)         (348)
                                                     --------         --------                              ---------
Gross profit                                           17,824           10,769                                 28,245
General and administrative expenses                   (10,810)          (5,706)           (633)      (4)      (17,149)
Research and development                                    -             (851)                                  (851)
                                                     --------         --------                              ---------
Income from operations                                  7,014            4,212                                 10,245
Interest income (expense), net                            226             (113)           (622)      (5)         (509)
                                                     --------         --------                              ---------
Income before income taxes, equity in income
 of affiliated companies and minority interest          7,240            4,099                                  9,736
Income tax expense                                     (2,111)          (1,452)            349       (6)       (3,214)
                                                     --------         --------                              ---------
Income before equity in income of affiliated
 companies and minority interest                        5,129            2,647                                  6,522
Equity in income of affiliated companies                  252                -             (19)      (7)          233
Minority interest                                           -             (782)            106       (8)         (676)
                                                     --------         --------                              ---------
Net income (loss)                                    $  5,381         $  1,865                              $   6,079
                                                     ========         ========                              =========

Diluted weighted average shares of Common Stock
  outstanding                                           5,182                              456       (9)        5,638
Diluted net income per share of Common Stock         $   1.04                                               $    1.08

----------------------

(1) The consolidated information reported for IIHSL reflects 100% of the statement of operations data of Ness, adjusted by the "Minority Interest" line entry to reflect IIHSL's historical ownership of 71.04% of Ness, which increased to 75.04% in June 1998. See Note 8 below.
(2) Represents elimination of all sales and purchases between Ness and HSI for the fiscal year ended June 30, 1998.
(3) Represents elimination of profit recognized by Ness on the net change in inventory carried by HSI for the fiscal year ended June 30, 1998.
(4) Represents the amortization charge for the period of $633,000 resulting from the amortization of intangible assets of $12,664,000 arising from the acquisition of IIHSL using an amortization period of 20 years.
(5) Represents the imputed interest expense on the promissory note balance outstanding during the period, a non-cash item.
(6) Represents the tax effect of the adjustments referred to in Notes 3 and 5 listed above. The amortization of intangible assets has no tax effect. Taxation expense has been calculated at the Australian effective tax rate of 36%.

(7) Represents the Company's 50% equity in income (loss) of affiliated companies for the six months ended December 31, 1997 as computed below.



             (Pro Forma Reconciliation of Equity in Income (Loss)
      Of Affiliated Companies for the six months ended December 31, 1997)

                                         FFC        Pro Forma
                                    Consolidated   Adjustments        Pro Forma
                                    ------------   -----------        ---------
    Income before taxes             $    938,000      (539,000)       $ 399,000
    Income tax expense                  (336,000)      194,000         (141,000)
                                    ------------                      ---------
    Net income                      $    602,159                      $ 258,000
                                    ============                      =========

    50 percent equity in income of FFC                                $ 129,000
    Amortization of goodwill                                           (148,000)
                                                                      ---------
    Equity in loss of affiliated companies                            $ (19,000)
                                                                      =========

     The equity in loss of FFC has been calculated on a pro forma basis after adjusting for the inclusion of an interest expense on the loan balances due from FFC to FAI Insurances Limited and FAI General Insurances Limited. Prior to January 1, 1998 these loans were non interest bearing. Pro forma interest has been charged monthly in arrears at the historic Westpac Banking Corporation ("Westpac") indicator rate.

     Equity in loss of affiliated companies is calculated after amortization of goodwill of $5,891,000 arising from the acquisition of FFC on December 31, 1997. Goodwill has been amortized as if the acquisition of FFC had taken place on July 1, 1997, over a period of 20 years, which result in an amortization charge for the six month period ended December 31, 1997 of $148,000.

(8) Represents the adjustment needed to reflect IIHSL's acquisition of an additional 4% interest in Ness in June 1998.

(9) Represents issuance of 400,000 shares of Common Stock in connection with the IIHSL acquisition and the dilutive effect, if any, of all outstanding options and warrants.

                Pro Forma Balance Sheet as of September 30, 1998

                                                 HSI            IIHSL                                    Pro
                                             Consolidated    Consolidated                               Forma
                                             September 30,   September 30,    Pro Forma              September 30,
                                                 1998            1998        Adjustments     Note        1998
                                             -------------   -------------   -----------   -------   -------------

                                                                    (in thousands)
ASSETS
Current assets
Cash and cash equivalents                          $ 6,348        $    28       $(2,500)     (1)        $ 3,876
Accounts receivable, net                             1,624          3,642        (2,747)     (2)          2,519
Inventories                                          2,145          5,516                                 7,661
Prepaid expenses and other current assets            1,780            466          (585)     (3)          1,661
                                                   -------        -------       -------                 -------
  Total current assets                              11,897          9,652        (5,832)                 15,717
                                                   -------        -------       -------                 -------
Non-current assets
Investment in partnership                              289              -                                   289
Investment in affiliated companies                   7,345              -                                 7,345
Plant and equipment, net                             1,016          1,588                                 2,604
Intangibles, net                                     9,467            217        12,664      (5)         22,348
Deferred income taxes                                  966            344                                 1,310
Other non-current asset                                  4              -                                     4
                                                   -------        -------       -------                 -------
  Total non-current assets                          19,087          2,149        12,664                  33,900
                                                   -------        -------       -------                 -------
    Total assets                                   $30,984        $11,801       $ 6,832                 $44,617
                                                   =======        =======       =======                 =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Bank overdraft                                     $     -        $    25       $     -                 $    25
Note payable--FAI Insurances Group                     590              -                                   590
Note payable--Integral Investments Limited               -              -           378      (4)            378
Accounts payable--trade                              2,945          3,410        (2,747)     (2)          3,608
Accrued liabilities                                    744            689                                 1,433
Lease liability                                         26            158                                   184
Income taxes payable                                 2,262          1,323                                 3,585
Deferred income                                        683              -                                   683
Current portion of long term borrowings                  -            443                                   443
                                                   -------        -------       -------                 -------
  Total current liabilities                          7,250          6,048        (2,369)                 10,929
                                                   -------        -------       -------                 -------
Non-current liabilities
Long term lease liability                               29            455                                   484
Accrued liabilities                                     92              -                                    92
Deferred income                                        185              -                                   185
Note payable--FAI Insurances Group                   3,926              -                                 3,926
Note payable--Integral Investments Limited               -              -         8,225      (4)          8,225
                                                   -------        -------       -------                 -------
  Total non-current liabilities                      4,232            455         8,225                  12,912
                                                   -------        -------       -------                 -------
     Total liabilities                              11,482          6,503         5,856                  23,841
                                                   -------        -------       -------                 -------
Minority interest                                                   1,669                                 1,669
Shareholders' equity
Common stock                                             5             53           (52)     (6)              6
Additional paid-in capital                          16,111            471         4,133      (6)         20,715
Secured note issue                                  (2,375)             -                                (2,375)
Accumulated other comprehensive loss                (1,178)          (850)          850      (7)         (1,178)
Retained earnings                                    6,939          3,955        (3,955)     (7)          6,939
                                                   -------        -------       -------                 -------
  Total shareholders' equity                        19,502          3,629           976                  24,107
                                                   -------        -------       -------                 -------
  Total liabilities and shareholders' equity       $30,984        $11,801       $ 6,832                 $49,617
                                                   =======        =======       =======                 =======

(1) Represents the cash effect of the acquisition of IIHSL summarized as follows:

          Cash payment (reduced by $126,000 deposit paid concurrent
              with the execution of the Purchase Agreement)             $(2,300,000)
          Non-refundable re-negotiation fee                                (200,000)
                                                                        -----------
               Cash reserves utilized                                   $(2,500,000)
                                                                        ===========

(2) Represents the elimination of Accounts receivable and Accounts payable between HSI and IIHSL of $2,747,000.
(3)  Represents prepaid acquisition expenses as of September 30, 1998.
(4) Represents the present value of a promissory note, secured by the IIHSL Shares, discounted at a rate appropriate for a debt with similar terms and credit ratings. Total nominal amount payable of $9,098,000, $400,000 of which is due on June 30, 1999.
(5)  Represents the goodwill generated from the Acquisition computed as follows:

          Cash payment                                                      $ 2,300,000
          Initial deposit                                                       126,000
          Re-negotiation fee                                                    200,000
          Fair value of promissory note                                       8,603,000
          Issuance of 400,000 shares in Common Stock at $10.25 per share      4,100,000
          Issuance of 360,000 warrants (valued at $1.40 per share)              504,000
          Acquisition expenses                                                  460,000
          Net identifiable assets IIHSL                                      (3,629,000)
                                                                            -----------
                Purchase price in excess of tangible and other intangible
                   net assets                                                $12,664,000
                                                                             ===========

(6)  Represents the impact of the Equity transactions of the Acquisition:

          Issuance of 400,000 shares in Common Stock at $10.25 per share    $4,100,000
          Issuance of 360,000 warrants (valued at $1.40 per share)             504,000
          Elimination of IIHSL Common Stock and Paid-in-Capital               (523,000)
                                                                            ----------

               Total                                                        $4,081,000
                                                                            ==========

(7) Elimination of IIHSL accumulated other comprehensive loss and retained earnings.

          (c)  Exhibits

               23.1  Consent of Deloitte and Touche

                       HOME SECURITY INTERNATIONAL, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this 8-K report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         HOME SECURITY INTERNATIONAL, INC.

                         By: /s/ Mark Whitaker
                             ----------------------------
                                 Mark Whitaker
                                 Chief Financial Officer



Dated:  December 13, 1998